Exhibit 32.2
Sun-Times Media Group, Inc.
Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In connection with the quarterly report of Sun-Times Media Group, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William G. Barker III, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM G. BARKER III
Name:	William G. Barker III
Title:	Vice President and Chief Financial Officer

Date: August 8, 2008
A signed original of this written statement required by Section 906 has been provided to Sun-Times Media Group, Inc. and will be retained by Sun-Times Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.